UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐

Digital Realty Trust, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.: ☐

Digital Realty Trust, L.P.: ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on September 14, 2017 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 8, 2017 (the “Merger Agreement”), by and among Digital Realty Trust, Inc., a Maryland corporation (“DLR”), Digital Realty Trust, L.P., a Maryland limited partnership (the “DLR Operating Partnership”), Penguins REIT Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of DLR (“Merger Sub”), Penguins OP Sub 2, LLC, a Maryland limited liability company and wholly owned subsidiary of the DLR Operating Partnership (“Merger Sub GP”), Penguins OP Sub, LLC, a Maryland limited liability company and subsidiary of the DLR Operating Partnership and Merger Sub GP (the “Partnership Merger Sub” and, together with DLR, the DLR Operating Partnership, Merger Sub and Merger Sub GP, the “DLR Parties”), DuPont Fabros Technology, Inc., a Maryland corporation (“DFT”), and DuPont Fabros Technology, L.P., a Maryland limited partnership (the “DFT Operating Partnership” and, together with DFT, the “DFT Parties”). Pursuant to the Merger Agreement, on September 14, 2017, (i) DFT merged with and into Merger Sub (the “REIT Merger”) and (ii) the Partnership Merger Sub merged with and into the DFT Operating Partnership (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”). Upon completion of the REIT Merger, Merger Sub survived and the separate corporate existence of DFT ceased. Upon completion of the Partnership Merger, the DFT Operating Partnership survived and the separate existence of Partnership Merger Sub ceased. The following events took place in connection with the consummation of the Mergers:

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On September 14, 2017, pursuant to the Merger Agreement, (i) DFT merged with and into Merger Sub and the separate corporate existence of DFT ceased and Merger Sub continued on as the surviving entity of the REIT Merger and (ii) Partnership Merger Sub merged with and into the DFT Operating Partnership and the DFT Operating Partnership continued as the surviving entity of the Partnership Merger.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the REIT Merger (the “REIT Merger Effective Time”), (i) each share of common stock, $0.001 par value per share, of DFT (the “DFT Common Stock”) issued and outstanding immediately prior to the REIT Merger Effective Time was converted into the right to receive 0.545 (the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of common stock of DLR, $0.01 par value per share (the “DLR Common Stock”), and a cash payment in lieu of any fractional share of DLR Common Stock that otherwise would be issued equal to that fraction of a share of DLR Common Stock multiplied by $121.91 (the “Common Consideration”); and (ii) each share of 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share, of DFT (the “DFT Preferred Stock”) was converted into the right to receive one validly issued, fully paid and nonassessable share of a newly designated class of preferred stock of DLR, the 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share, of DLR having substantially similar rights, privileges, preferences and interests as the DFT Preferred Stock (the “DLR Series C Preferred Stock” and such consideration, the “Preferred Consideration” and, together with the Common Consideration, the “Merger Consideration”).

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each unit of partnership interests in the DFT Operating Partnership issued and outstanding immediately prior to the Partnership Merger Effective Time held by a limited partner of the DFT Operating Partnership was converted into the right to receive (i) 0.545 common units in the DLR Operating Partnership and a cash payment in lieu of any fractional common units in the DLR Operating Partnership that otherwise would be issued equal to that fraction of a common unit in the DLR Operating Partnership multiplied by $121.91, or (ii) in the alternative upon a limited partner’s election, the Common Consideration. The membership interests of Partnership Merger Sub issued and outstanding immediately prior to the effective time of the Partnership Merger were cancelled and retired and ceased to exist, and no payment was made with respect thereto.

In addition, at the REIT Merger Effective Time, (i) each outstanding share of restricted DFT Common Stock (each, a “Restricted DFT Share”) granted under DFT’s 2007 Equity Compensation Plan or DFT’s 2011 Equity Incentive Plan, in each case, as amended from time to time (together, the “DFT Equity Plans”), vested and all restrictions thereon lapsed, and each such Restricted DFT Share was cancelled in exchange for the right to receive the Common Consideration, and (ii) each outstanding award of performance stock units granted under the DFT Equity Plans (the “DFT PSUs”) vested between the target and maximum performance levels with respect to the DFT PSUs granted in 2015 and at the maximum performance level with respect to the DFT PSUs granted in 2016 and 2017, in each case based on actual performance through the REIT Merger Effective Time in accordance with the applicable DFT PSU award agreement, and each such vested DFT PSU was cancelled and converted into the right to receive the Common Consideration.

DFT, the DFT Operating Partnership and certain limited partners of the DFT Operating Partnership were party to a tax protection agreement (the “DFT Tax Protection Agreement”) which provided, among other things, that the DFT Operating Partnership and DFT would make certain debt allocations to such limited partners for purposes of protecting such limited partners’ tax bases in the DFT Operating Partnership. Pursuant to the Merger Agreement, DLR and the DLR Operating Partnership have entered into a new tax protection agreement with similar terms with such limited partners who agreed to enter into such agreement in order to replace the DFT Tax Protection Agreement. The DFT Tax Protection Agreement remains in effect for any such limited partners who did not agree to enter into the new tax protection agreement.

The description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and the terms of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan

On September 14, 2017 in connection with the consummation of the Mergers, Quill Equity LLC (“Quill”), the DLR Operating Partnership, DLR, Citibank, N.A., as administrative agent and an initial lender, and Bank of America, N.A., as syndication agent and an initial lender, with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners, entered into a $104 million senior secured term loan (the “Term Loan”). The borrower under the Term Loan is Quill, which was, prior to the Mergers, an indirect subsidiary of DFT and, upon consummation of the Mergers became an indirect subsidiary of DLR. The maturity date of the Term Loan is March 1, 2023.

The interest rate for borrowings under the Term Loan is based on a floating rate or, at the option of the borrower, the base rate, in each case plus a margin based on the credit rating of DLR’s long-term senior unsecured debt.

Borrowings under the Term Loan are guaranteed by DLR and the DLR Operating Partnership. In addition, certain limited partners of the DLR Operating Partnership have each guaranteed a percentage of the borrowings under the Term Loan. The repayment of the Term Loan is secured by a deed of trust encumbering a datacenter owned by Quill and located in Ashburn, Virginia and certain related property. The definitive loan documentation for the Term Loan (the “Loan Documents”) contain various restrictive covenants, including limitations on DLR’s ability to make certain investments or merge with another company, and requirements to maintain financial coverage ratios, including with respect to unencumbered assets. In addition, the Loan Documents restrict DLR from making distributions to its stockholders, or redeeming or otherwise repurchasing shares of its capital stock, after the occurrence and during the continuance of an event of default, except in limited circumstances including as necessary to enable DLR to maintain its qualification as a REIT and to avoid the payment of income or excise tax.

In addition, the Loan Documents include events (including, without limitation, a non-payment under the loan, a breach of warranties and representations in any material respect, non-compliance with covenants by the borrower, cross-default for payment defaults and cross-acceleration for other defaults under material debt or a change of control) which, if not cured within the time period, if any, specified would constitute an event of default. Upon the occurrence and continuance of such events of default, the lenders holding more than a majority of the commitments and loans are allowed to elect to accelerate the outstanding principal and accrued and unpaid interest under the Loan Documents. Further, outstanding principal and accrued and unpaid interest thereon will automatically accelerate upon the entry of an order for relief with respect to the borrower under any bankruptcy, insolvency or other similar law.

Supplemental Indentures Related to DFT Operating Partnership Unsecured Notes

On September 14, 2017, in connection with the consummation of the Mergers, DLR, the DFT Operating Partnership, and the subsidiary guarantors party thereto, executed (i) the First Supplemental Indenture (the “2021 Notes First Supplemental Indenture”) to the Indenture, dated as of September 24, 2013 (as amended and supplemented by the First Supplemental Indenture, the “2021 Notes Indenture”), relating to the DFT Operating Partnership’s 5.875% Senior Notes due 2021 (the “2021 Notes”) and (ii) the Third Supplemental Indenture (the “2023 Notes Third Supplemental Indenture”) to the Indenture, dated as of June 9, 2015 (as amended and supplemented by the First Supplemental Indenture, dated as of June 9, 2015, the Second Supplemental Indenture dated as of

September 8, 2017, and the Third Supplemental Indenture, the “2023 Notes Indenture”), relating to the DFT Operating Partnership’s 5.625% Senior Notes due 2023 (the “2023 Notes”). The 2021 Notes First Supplemental Indenture eliminates substantially all of the existing restrictive covenants, certain events of default and related provisions contained in the 2021 Notes Indenture and reduces the notice periods required for redemption of the 2021 Notes. In addition, pursuant to the 2021 Notes First Supplemental Indenture, DLR agreed to unconditionally guarantee the DFT Operating Partnership’s obligations with respect to the 2021 Notes and to be legally bound by the terms of the 2021 Notes Indenture. Pursuant to the 2023 Notes Third Supplemental Indenture, DLR agreed to unconditionally guarantee the DFT Operating Partnership’s obligations with respect to the 2023 Notes and to be legally bound by the terms of the 2023 Notes Indenture, and certain subsidiaries of the DFT Operating Partnership reaffirmed their guarantees under the 2023 Notes Indenture.

The foregoing description is qualified in its entirety by the complete terms of the 2021 First Supplemental Indenture and 2023 Third Supplemental Indenture, which are attached as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the issuance of the DLR Series C Preferred Stock on September 14, 2017, the DLR Operating Partnership issued to DLR 8,050,000 Series C Preferred Units (as defined below). The Series C Preferred Units have substantially similar rights, preferences and other privileges as the Series C Preferred Stock. The DLR Operating Partnership issued the Series C Preferred Units to DLR in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, based on its status as a publicly traded NYSE-listed company with over $12 billion in total consolidated assets and as its majority owner and general partner.

Item 3.03. Material Modification to Rights of Security Holders.

Amendment of Certificate of Incorporation

On September 13, 2017, DLR filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary (the “Articles Supplementary”) to its charter, classifying and designating 8,050,000 of its authorized capital stock as shares of DLR Series C Preferred Stock. As set forth in the Articles Supplementary, the DLR Series C Preferred Stock ranks, with respect to dividend rights and rights upon DLR’s liquidation, dissolution or winding-up, senior to the DLR Common Stock, and on parity with the 5.875% Series G Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”), 7.375% Series H Cumulative Redeemable Preferred Stock (the “Series H Preferred Stock”), 6.350% Series I Cumulative Redeemable Preferred Stock (the “Series I Preferred Stock”), 5.250% Series J Cumulative Redeemable Preferred Stock (the “Series J Preferred Stock”), and any future class or series of its capital stock expressly designated as ranking on parity with the DLR Series C Preferred Stock. Holders of DLR Series C Preferred Stock, when and as authorized by the Board of Directors of DLR and declared by it, are entitled to cumulative cash dividends at the rate of 6.625% per annum of the $25.00 liquidation preference per share, equivalent to $1.65625 per annum per share. Dividends are payable quarterly in arrears on the last day of March, June, September and December of each year, beginning on December 29, 2017. Dividends will accrue and be cumulative from and including September 14, 2017, the first date on which shares of the DLR Series C Preferred Stock were issued.

If DLR is liquidated, dissolved or wound up, holders of shares of the DLR Series C Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends, up to but excluding the date of payment, before any payments are made to the holders of the DLR Common Stock or other shares ranking junior to the DLR Series C Preferred Stock as to liquidation rights, none of which exist on the date hereof. The rights of the holders of shares of the DLR Series C Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of each other series or class of capital stock ranking on parity with the DLR Series C Preferred Stock as to liquidation, including the Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock.

Generally, DLR may not redeem the DLR Series C Preferred Stock prior to May 15, 2021, except in limited circumstances to preserve DLR’s status as a real estate investment trust, and pursuant to the special optional redemption provision described below. On and after May 15, 2021, DLR may, at its option, redeem the DLR Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to but excluding the redemption date. In addition, upon the occurrence of a “Change of Control” (as defined below), DLR may, at its option, redeem the DLR Series C Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), DLR exercises any of its redemption rights relating to the DLR Series C Preferred Stock (whether the optional redemption right or the special optional redemption right), the holders of DLR Series C Preferred Stock will not have the conversion rights described below.

Upon the occurrence of a “Change of Control” (as defined below), each holder of DLR Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, DLR has provided or provides notice of its election to redeem the DLR Series C Preferred Stock) to convert some or all of the DLR Series C Preferred Stock held by such holder on the Change of Control Conversion Date (the “Change of Control Conversion Right”) into a number of shares of DLR Common Stock per share of DLR Series C Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a DLR Series C Preferred Stock dividend payment and prior to the corresponding DLR Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the DLR Common Stock Price (as defined below); and

•	0. 6389035 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration, as described in the Articles Supplementary.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the DLR Common Stock), subdivisions or combinations with respect to the DLR Common Stock as described in the Articles Supplementary. Upon a conversion upon the occurrence of a Change of Control, the holders will be limited to a maximum number of shares of DLR Common Stock equal to the Share Cap multiplied by the number of shares of DLR Series C Preferred Stock converted.

If, prior to the Change of Control Conversion Date, DLR has provided a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of DLR Series C Preferred Stock will not have any right to convert the DLR Series C Preferred Stock in connection with the Change of Control Conversion Right and any shares of DLR Series C Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when, after the original issuance of the DLR Series C Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of DLR’s stock entitling that person to exercise more than 50% of the total voting power of all of DLR’s stock entitled to vote generally in the election of its directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither DLR nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, or NYSE, NYSE MKT LLC, or the NYSE MKT, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

The “Change of Control Conversion Date” is the date the DLR Series C Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which DLR provides the required notice of the occurrence of a Change of Control to the holders of DLR Series C Preferred Stock.

The “DLR Common Stock Price” will be (i) if the consideration to be received in the Change of Control by holders of DLR Common Stock is solely cash, the amount of cash consideration per share of DLR Common Stock, (ii) if the consideration to be received in the Change of Control by holders of DLR Common Stock is other than solely cash, the average of the closing price per share of DLR Common Stock on the ten consecutive trading days immediately preceding, but not including, the effective date of such Change of Control, and (iii) if there is not a readily determinable closing price for the DLR Common Stock, the fair market value of the alternative consideration received in the Change of Control per share of DLR Common Stock as determined by the Board of Directors of DLR or a committee thereof.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on September 13, 2017, which Articles Supplementary is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A specimen certificate for the DLR Series C Preferred Stock is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment of Limited Partnership Agreement

On September 14, 2017, DLR, as the sole general partner of the DLR Operating Partnership executed the Sixteenth Amended and Restated Agreement of Limited Partnership of the DLR Operating Partnership in connection with the consummation of the Mergers. Among other things, the Sixteenth Amended and Restated Agreement of Limited Partnership created the series C preferred units of the DLR Operating Partnership (the “Series C Preferred Units”) that mirror the rights and preferences of the DLR Series C Preferred Stock described above. In connection with the consummation of the Mergers, the DLR Operating Partnership issued 8,050,000 Series C Preferred Units to DLR. If shares of DLR Series C Preferred Stock are converted into shares of DLR Common Stock, the DLR Operating Partnership will convert an equal number of Series C Preferred Units into units of its common partnership interest, and if shares of DLR Series C Preferred Stock are converted into consideration other than shares of DLR Common Stock, the DLR Operating Partnership will retire an equal number of Series C Preferred Units. The terms of conversion of the DLR Series C Preferred Stock are described above under this Item 3.03.

A copy of the Sixteenth Amended and Restated Agreement of Limited Partnership of the DLR Operating Partnership is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 3.2.

Item 5.02. Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Appointments of Directors

In connection with the Mergers, pursuant to the terms of the Merger Agreement and effective as of the REIT Merger Effective Time, the following individuals were named as directors of DLR: Michael A. Coke and John T. Roberts, Jr. (the “DFT Appointees”). The directors of DLR as of immediately prior to the REIT Merger Effective Time (the “Pre-Closing Directors”) continued as directors following the REIT Merger Effective Time such that, following the REIT Merger Effective Time, the Board of Directors of DLR was comprised of the Pre-Closing Directors and the DFT Appointees. Pursuant to the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (as amended, the “Incentive Award Plan”), as of the date of appointment to the Board of Directors of DLR, the DFT Appointees each received a fully vested award of profits interest units of the DLR Operating Partnership, representing a pro rata portion of DLR’s $145,000 annual non-employee director equity award. The DFT Appointees are each eligible to receive an annual equity award with a value of $145,000, payable in fully vested profits interest units or shares of DLR Common Stock at the DFT Appointee’s election, at each Annual Meeting of Stockholders following the DFT Appointee’s appointment if the DFT Appointee continues to serve as an independent director immediately following such meeting. The DFT Appointees will each receive an annual fee of $75,000 for serving on the Board of Directors of DLR. In addition, each of Messrs. Coke and Roberts will receive an annual fee of $15,000 for serving on the Audit Committee and the Compensation Committee of the Board of Directors of DLR, respectively. DLR expects to enter into its standard form of indemnification agreement for officers and director and its standard form of confidentiality agreement with each of the DFT Appointees.

Fourth Amendment to Incentive Award Plan

Effective as of the consummation of the Mergers, the Board of Directors of DLR adopted the Fourth Amendment (the “Fourth Amendment”) to the Incentive Award Plan. The Fourth Amendment provides that shares which remained available for issuance under the DuPont Fabros Technology, Inc. Amended and Restated 2011 Equity Incentive Plan immediately prior to the closing of the Mergers (as adjusted by the Exchange Ratio) may be used for awards under the Incentive Award Plan and will not reduce the shares authorized for grant under the Incentive Award Plan, to the extent that awards using such shares (i) are permitted without stockholder approval under applicable stock exchange rules, (ii) are made only to DFT service providers or individuals who become DLR service providers following the Closing Date, and (iii) are only granted under the Incentive Award Plan during the period commencing on the Closing Date and ending on June 11, 2027.

The foregoing description of the Fourth Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to such Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Termination of DFT 2007 and 2011 Equity Incentive Plans

In connection with the Mergers, effective as of the consummation of the Mergers, the Board of Directors of DLR terminated each of the DuPont Fabros Technology, Inc. 2007 Equity Compensation Plan and the DuPont Fabros Technology, Inc. Amended and Restated 2011 Equity Incentive Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Digital Realty Trust, Inc.

On September 13, 2017, DLR filed the Articles Supplementary with the State Department of Assessments and Taxation of Maryland designating the powers, preferences and privileges of the DLR Series C Preferred Stock. The Articles Supplementary were effective upon filing. The information about the Articles Supplementary under Item 3.03 of this Current Report on Form 8-K, including the summary description of the powers, preferences and privileges of the DLR Series C Preferred Stock, is incorporated herein by reference. A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A specimen certificate for the DLR Series C Preferred Stock is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on September 13, 2017, DLR filed with the State Department of Assessments and Taxation of Maryland an amendment to DLR’s Articles of Amendment and Restatement increasing the number of authorized shares of DLR Common Stock available for issuance from 265,000,000 shares to 315,000,000 shares, and they became effective as of that date. The foregoing summary is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is attached as Exhibit 3.3 hereto and incorporated herein by reference.

Digital Realty Trust, L.P.

Effective September 14, 2017, DLR, as the sole general partner of the DLR Operating Partnership, executed the Sixteenth Amended and Restated Agreement of Limited Partnership of the DLR Operating Partnership designating the powers, preferences and privileges of the Series C Preferred Units. The information about the Sixteenth Amended and Restated Agreement of Limited Partnership of the DLR Operating Partnership under Item 5.03 of this Current Report on Form 8-K, including the summary description of the powers, preferences and privileges of the Series C Preferred Units, is incorporated herein by reference. A copy of the Sixteenth Amended and Restated Agreement of Limited Partnership of the DLR Operating Partnership is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

2021 Notes - Tender Offer and Consent Solicitation

On September 14, 2017, DLR announced the early tender results for, and the early settlement of, the previously announced tender offer and consent solicitation (the “Tender Offer”) by Partnership Merger Sub for any and all of the existing 2021 Notes issued by the DFT Operating Partnership, which commenced on August 30, 2017 and is described in the Offer to Purchase and Consent Solicitation Statement, dated August 30, 2017 (the “Offer to Purchase”), and a related Consent and Letter of Transmittal (together with the Offer to Purchase, the “Offer Documents”). The Tender Offer and Consent Solicitation are being conducted in connection with the Mergers. Pursuant to the Mergers, Partnership Merger Sub merged with and into the DFT Operating Partnership and the DFT Operating Partnership became a wholly owned subsidiary of the DLR Operating Partnership.

As of 5:00 p.m., New York City time, on September 13, 2017 (the “Consent Payment Deadline”), holders of approximately $474.6 million aggregate principal amount of 2021 Notes had validly tendered and delivered (and not validly withdrawn or revoked prior to the Consent Withdrawal Deadline, as defined below) such 2021 Notes and the related consents (the “Early Tender Notes”), which represents approximately 79.1% of the $600 million aggregate principal amount of 2021 Notes outstanding. The withdrawal deadline also expired at 5:00 p.m., New York City time, on September 13, 2017 (the “Consent Withdrawal Deadline”). As a result, 2021 Notes tendered pursuant to the Tender Offer can no longer be withdrawn. The DFT Operating Partnership exercised its right to accept for purchase and payment, and to purchase and pay for, the Early Tender Notes. Settlement of the purchase of the Early Tender Notes occurred today, September 14, 2017 immediately following the consummation of the Mergers. The total consideration paid for each $1,000 principal amount of Early Tender Notes was $1,032.50 (which included a $30.00 consent payment), plus accrued and unpaid interest from June 15, 2017 up to, but not including, September 14, 2017.

Having received the requisite consents from the holders of the 2021 Notes in the Tender Offer, the DFT Operating Partnership and U.S. Bank National Association, as trustee, executed the 2021 Notes First Supplemental Indenture amending the indenture relating to the 2021 Notes (the “2021 Notes Base Indenture”). The 2021 Notes First Supplemental Indenture eliminates substantially all of the restrictive covenants, certain events of default and related provisions contained in the 2021 Notes Base Indenture and reduces the notice periods required for redemption of the 2021 Notes as described in the Offer to Purchase.

The Tender Offer will expire at 11:59 p.m., New York City time, on September 27, 2017, unless extended or earlier terminated by the DFT Operating Partnership, in its sole discretion (such date and time, as may be extended or earlier terminated, the “Expiration Date”). Holders who validly tender their 2021 Notes after the Consent Payment Deadline, but at or prior to the Expiration Date, and whose 2021 Notes are accepted for purchase, will only be eligible to receive $1,002.50 per $1,000 principal amount of Notes tendered, plus accrued and unpaid interest from and including the most recent interest payment date, and up to, but not including the final settlement date, which is expected to be the business day following the Expiration Date. The complete terms and conditions of the Tender Offer are set forth in the Offer Documents that previously were sent to holders of the 2021 Notes.

Notice of Redemption for 2021 Notes

Immediately following the settlement of the purchase of the Early Tender Notes, the DFT Operating Partnership issued a notice of redemption for the remaining outstanding principal amount of the 2021 Notes. On September 18, 2017, the DFT Operating Partnership expects to redeem the remaining outstanding principal amount of the 2021 Notes at a redemption price equal to 102.938% of the aggregate principal amount of the 2021 Notes to be redeemed, plus accrued and unpaid interest on the 2021 Notes to, but excluding, the redemption date. Upon issuing the notice of redemption for the remaining outstanding principal amount of the 2021 Notes and depositing funds sufficient for payment of the redemption amount, on September 14, 2017, the DFT Operating Partnership satisfied and discharged its obligations under the 2021 Notes Indenture. Holders of the 2021 Notes may still participate in the Tender Offer and tender their Notes at or prior to the Expiration Date even though the DFT Operating Partnership has elected to call the remaining outstanding Notes for redemption.

Notice of Redemption for 2023 Notes

Also on September 14, 2017, the DFT Operating Partnership issued a notice of redemption for thirty-five percent of the outstanding principal amount of the 2023 Notes at a redemption price equal to 105.625% of the aggregate principal amount of the notes to be redeemed (the “Equity Claw Redemption”), plus accrued and unpaid interest on the notes to be redeemed to, but excluding, October 16, 2017. The DFT Operating Partnership also issued a notice of redemption for all outstanding 2023 Notes following completion of the Equity Claw Redemption at a redemption price equal to 100% of the aggregate principal amount of the notes to be redeemed, plus an Applicable Premium (as defined in the 2023 Notes Indenture) and accrued and unpaid interest on the notes to be redeemed to, but excluding, October 17, 2017. The redemptions are being made pursuant to the DFT Operating Partnership’s optional redemption rights under the 2023 Notes Indenture.

Joint Press Release

On September 14, 2017, DLR and DFT issued a joint press release announcing the completion of the Mergers and the appointment of the DFT Appointees to the Board of Directors of DLR, described above under Item 2.01 and Item 5.02, respectively. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The unaudited condensed consolidated interim financial statements of DFT and the DFT Operating Partnership as of June 30, 2017 and for the three and six months ended June 30, 2017 and 2016 are incorporated by reference to Exhibit 99.1 to the Combined Current Report on Form 8-K filed by DLR and the DLR Operating Partnership on August 2, 2017. The audited financial statements of DFT and the DFT Operating Partnership as of and for the years ended December 31, 2016, 2015 and 2014 are incorporated by reference to Exhibit 99.2 to the Combined Current Report on Form 8-K filed by DLR and the DLR Operating Partnership on July 10, 2017.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2017 and the unaudited pro forma condensed combined income statements for the year ended December 31, 2016 and the six months ended June 30, 2017 of DLR are incorporated by reference to Exhibit 99.1 to the Combined Current Report on Form 8-K filed by DLR and the DLR Operating Partnership on August 14, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2017 and the unaudited pro forma condensed combined income statements for the year ended December 31, 2016 and the six months ended June 30, 2017 of the DLR Operating Partnership are incorporated by reference to Exhibit 99.2 to the Combined Current Report on Form 8-K filed by DLR and the DLR Operating Partnership on August 14, 2017. Such unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position that actually would have existed or the operating results that actually would have been achieved if the adjustments set forth therein had been in effect as of the dates and for the periods indicated or that may be achieved in future periods and should be read in conjunction with the historical financial statements of DLR, the DLR Operating Partnership, DFT and the DFT Operating Partnership.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 8, 2017, by and among the DFT Parties and the DLR Parties (incorporated by reference to Exhibit 2.1 to Digital Realty Trust, Inc.’s and Digital Realty Trust, L.P.’s Current Report on Form 8-K filed on June 9, 2017).

3.1	Articles Supplementary designating Digital Realty Trust, Inc.’s 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.3 to Digital Realty Trust, Inc.’s Registration Statement on Form 8-A filed on September 13, 2017).

3.2	Sixteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.

3.3	Amendment to Articles of Amendment and Restatement of Digital Realty Trust, Inc.

4.1	First Supplemental Indenture, dated as of September 14, 2017, among Digital Realty Trust, Inc., DuPont Fabros Technology, L.P., the guarantor parties thereto and U.S. Bank National Association, as Trustee.

4.2	Third Supplemental Indenture, dated as of September 14, 2017, among Digital Realty Trust, Inc., DuPont Fabros Technology, L.P., the guarantor parties thereto and U.S. Bank National Association, as Trustee.

4.3	Specimen Certificate for Digital Realty Trust, Inc.’s 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 4.1 to Digital Realty Trust, Inc.’s Registration Statement on Form 8-A filed on September 13, 2017).

10.1†	Fourth Amendment to the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan.

99.1	Joint Press Release, dated September 14, 2017.

† Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: September 14, 2017

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary